Exhibit 10.1
AMENDMENT TO
FIRST AMENDED AND RESTATED PIPELINES, TANKAGE AND LOADING RACK
THROUGHPUT AGREEMENT
(TULSA EAST)
This Amendment to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (this “Amendment”) is dated as of June 11, 2010 to be effective as of March 31, 2010 (the “Effective Date”), by and between Holly Refining & Marketing-Tulsa, LLC (“Holly Tulsa”), HEP Tulsa LLC (“HEP Tulsa”) and Holly Energy Storage-Tulsa LLC (“HEP Storage-Tulsa”), and is an amendment to the First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement by and between such parties dated March 31, 2010 (the “Original Throughput Agreement”). Each of Holly Tulsa, HEP Tulsa and HEP Storage-Tulsa are individually referred to herein as a “Party” and collectively as the “Parties.” Holly Corporation, a Delaware corporation (“Holly”), as well as Holly Energy Partners, L.P., a Delaware limited partnership (“HEP”), and Holly Energy Partners-Operating, L.P., a Delaware limited partnership (“HEP Operating”), are also executing this Amendment for the sole purpose of consenting to the Amendment as guarantors under the Original Throughput Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Original Throughput Agreement.
RECITALS:
WHEREAS, the Parties desire to amend the Original Throughput Agreement to clarify the Parties understanding with regard to certain matters under the Original Throughput Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:
1. The Original Throughput Agreement is hereby amended to add the following new Section 2(q), which shall read in its entirety as follows:
(q) Tank Inspection and Repairs. Holly Tulsa will reimburse HEP Tulsa for the cost of performing the first API 653 inspection on each of the respective tanks included in the Group 1 Tankage and Group 2 Tankage and any repairs or tests or consequential remediation that may be required to be made to such assets as a result of any discovery made during such inspection; provided, however, that if a tank is two (2) years old or less or has been inspected and repaired during the last twelve months prior to the Closing Date for such tank, then HEP Tulsa will bear the cost of any API 653 inspection and any required repair, testing or consequential remediation. In addition, HEP Tulsa will be responsible for the costs of painting any tanks included in the Group 1 Tankage and Group 2 Tankage that require it.

2. The Original Throughput Agreement is hereby amended to add the following new Section 2(r), which shall read in its entirety as follows:
(r) Removal of Tank from Service. The Parties agree that if they mutually determine to remove a tank included in the Group 1 Tankage or Group 2 Tankage from service, then neither HEP Tulsa nor HEP Storage-Tulsa, as applicable, will be required to utilize, operate or maintain such tank or provide the services required under this Agreement with respect to such tank (and there will be no adjustment to the Minimum Group 1 Tankage Revenue Commitment or Minimum Group 2 Tankage Revenue Commitment).
3. The Original Throughput Agreement is hereby amended to add the following new Section 2(s), which shall read in its entirety as follows:
(s) Notice of Violation under Clean Air Act Permits. The Parties agree that, because HEP Tulsa and HEP Storage-Tulsa are operating certain assets at the Refinery pursuant to permits issued to Holly Corporation or one of its Affiliates under the Clean Air Act or similar state statutes, in the event that Holly Corporation or one of such Affiliates receives a notice of violation or enforcement from the Environmental Protection Agency or a state agency alleging non-compliance with such permits, and it relates to the assets at the Refinery being operated by HEP Tulsa or HEP Storage-Tulsa, then HEP Tulsa or HEP Storage-Tulsa, as applicable (and not Holly Corporation or its Affiliates), will be responsible for responding to any such notice of violation or enforcement. The Parties acknowledge that any costs, penalties, fines or losses associated with such response may be the subject of indemnification under Section 10 of this Agreement (and nothing in this Section 2(s) shall be deemed to change, amend or expand the Parties’ obligations under such Section 10 other than with regard to the obligation to respond to such notice of violation or enforcement).
4. The Original Throughput Agreement is hereby amended to add the following new Section 2(t), which shall read in its entirety as follows:
(t) Tank Inspection and Maintenance Plan. At least annually, HEP Tulsa and HEP Storage-Tulsa shall prepare and submit to Holly Tulsa a tank inspection and maintenance plan (which shall include an inspection plan, a cleaning plan, a waste disposal plan, details regarding scheduling and a budget) for the Group 1 Tankage and Group 2 Tankage. If Holly Tulsa consents to the submitted plan (which consent shall not be unreasonably withheld or delayed), then HEP Tulsa and HEP Storage-Tulsa shall conduct tank maintenance in conformity with such approved tank maintenance plan (other than any deviations or changes from such plan to which Holly Tulsa consents). HEP Tulsa and HEP Storage-Tulsa, as applicable, will use their commercially reasonable efforts to schedule the activities under such maintenance plan to minimize disruptions to the operations of Holly Tulsa at the Refinery.
5. No Novation. This Amendment shall be considered an amendment of the Original Throughput Agreement, and the Original Throughput Agreement is hereby ratified, approved and confirmed in every respect, except as amended hereby. This Amendment is not intended to constitute a novation of the Original Throughput Agreement and all of the obligations owing by the Parties under the Original Throughput Agreement shall continue (from and after the date of this Amendment, as amended hereby).
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Amendment to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East)

IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment to be effective as of the Effective Date.

HEP TULSA: HEP TULSA LLC
By:	/s/ David G. Blair
David G. Blair
Senior Vice President

HEP STORAGE-TULSA: HOLLY ENERGY STORAGE-TULSA LLC
By:	/s/ David G. Blair
David G. Blair
President

HOLLY TULSA: HOLLY REFINING & MARKETING – TULSA LLC
By:	/s/ David L. Lamp
David L. Lamp
President

CONSENTED TO AND AGREED:

HOLLY CORPORATION

By:	/s/ David L. Lamp David L. Lamp
President
Signature page to
Amendment to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East)

CONSENTED TO AND AGREED:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P., its General Partner

By:	Holly Logistic Services, L.L.C., its General Partner

By:	/s/ David G. Blair David G. Blair
President

HOLLY ENERGY PARTNERS-OPERATING, L.P.

By:	/s/ David G. Blair David G. Blair
Senior Vice President
Signature page to
Amendment to First Amended and Restated Pipelines, Tankage and Loading Rack Throughput Agreement (Tulsa East)